UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 9, 2014

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNS ENERGY CORPORATION	86-0786732
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported, on January 10, 2014, UNS Energy and Fortis Inc. (Fortis) filed an application with the Arizona Corporation Commission (ACC) requesting that the ACC approve a proposed merger (Merger) in which UNS Energy would become an indirect wholly-owned subsidiary of Fortis.

On May 16, 2014, UNS Energy, Fortis, ACC Staff, the Residential Utility Consumer Office and other parties to the Merger proceedings entered into a settlement (Settlement) in which the parties agree that the Merger is in the public interest and recommend approval by the ACC, subject to certain conditions, including a condition that dividends paid from Tucson Electric Power Company, UNS Electric, Inc. and UNS Gas, Inc. (collectively, the Regulated Utilities) to UNS Energy cannot exceed 60 percent of the Regulated Utilities’ respective net income for a period of five years or until such time that their respective equity capitalization reaches 50 percent of total capital (excluding any goodwill recorded) as accounted for in accordance with U.S. Generally Accepted Accounting Principles.

The dividend restrictions were contingent upon receiving necessary consents of the lenders in UNS Energy’s credit facility, which consents were obtained as of June 9, 2014.

Completion of the Merger remains subject to: the approval of the ACC; the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and the satisfaction of other customary closing conditions.

UNS Energy expects the Merger to close by the end of 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 11, 2014	UNS ENERGY CORPORATION ____________________________ (Registrant) /s/ Kevin P. Larson
Kevin P. Larson Senior Vice President and Chief Financial Officer
Date: June 11, 2014	TUCSON ELECTRIC POWER COMPANY ___________________________ (Registrant) /s/ Kevin P. Larson
Kevin P. Larson Senior Vice President and Chief Financial Officer